Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Vikas Arora, varora@excelligencemail.com

831.333.2000

Excelligence Learning Releases Third Quarter 2003 Results; Net

Revenues Increase 10% and Earnings Per Share Increase 30%

Monterey, Calif., November 5, 2003 — Excelligence Learning Corporation (NASDAQSC: LRNS), a developer, manufacturer, and retailer of educational products to child care programs, preschools, elementary schools and consumers, today announced consolidated revenues of $51.0 million for the third quarter of 2003, an increase of 10.1% over consolidated revenues of $46.3 million for the third quarter of 2002. Net income was $7.8 million, or $0.92 per basic common share, for the third quarter of 2003, compared to net income of $5.9 million, or $0.71 per basic common share, for the same period in 2002. Net income in the third quarter of 2003 was positively affected by the Company decreasing its valuation allowance against certain deferred tax assets related to net operating losses incurred in prior years. The adjustment decreased the Company’s provision for income tax expense by $3.0 million.

EBITDA, which the Company believes is a meaningful supplemental measure of its operating performance, was $9.1 million for the third quarter of 2003, compared to an EBITDA of $8.9 million for the third quarter of 2002. EBITDA is calculated by adding back to net income: net interest, income taxes, depreciation and amortization. A reconciliation of net income to EBITDA is included in the attached schedules.

The Company is comprised of two business segments, Early Childhood and Elementary School. For the Early Childhood segment, third quarter 2003 net revenues were $28.2 million, a 13.3% increase over the $24.9 million generated in the third quarter of 2002. This improvement is primarily attributable to new product offerings, new customer solicitation and improved sales and marketing strategies. The Early Childhood segment achieved EBITDA of $3.5 million for the third quarter of 2003, compared to EBITDA of $3.0 million for the third quarter of 2002.

For the Elementary School segment, third quarter 2003 net revenues were $22.8 million, a 6.8% increase over the $21.3 million generated in the third quarter of 2002. The increase is primarily the result of sales growth and a slight increase in the number of customers delaying order ship dates from the second quarter into the third quarter than did so during the same period in 2002. EBITDA for the Elementary School segment was $5.6 million for the third quarter of 2003, compared to EBITDA of $5.9 million for the third quarter of 2002.

According to Chief Executive Officer Ron Elliott, “In spite of the tough economic climate, quarterly revenues in our Early Childhood segment were up more than 13% over last year, which demonstrates our strong selling proposition to our customers. Our Elementary School segment’s quarterly revenues were up over 6% compared to last year, which is also a positive indication given the state of our marketplace. The fact that our customers operate using private as well as public funding sources has continued to help bolster our sales. We’re encouraged by this performance in what has historically been our strongest quarter.”

Business Outlook

The following forward-looking statements reflect Excelligence Learning Corporation’s expectations as of November 5, 2003 and are subject to risks and uncertainties that could significantly affect anticipated results. Those risks and uncertainties include, but are not limited to, (1) changes in general economic and business conditions and in the educational products industry in particular, (2) the impact of competition, including the development of competing proprietary products by the Company’s competitors, (3) the level of demand for the Company’s products, (4) fluctuations in the value of the U.S. dollar and (5) the Company’s ability to diversify its product offerings or expand in new and existing markets. Additional information concerning potential risk factors affecting the Company’s performance are described from time to time in the Company’s reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended December 31, 2002 and quarterly reports on Form 10-Q. Actual results may differ materially from those expressed in these forward-looking statements. The Company intends to continue its practice of not publicly updating forward-looking statements, except to the extent the Company is required to do so in connection with its ongoing requirements under federal securities laws to disclose material information.

Revised Full Year 2003 Expectations:

Net revenues are expected to be between $108 and $112 million.

EBITDA is expected to be between $6 and $8 million.

Operating income is expected to be between $4 and $6 million.

EBITDA is calculated by adding back to net income (loss): net interest, income taxes, depreciation and amortization. A reconciliation of net income to EBITDA is included in the attached schedules. EBITDA information should not be considered as an alternative to any measure of performance as promulgated under generally accepted accounting principles (such as operating income or net income), nor should it be considered as an indicator of the Company’s overall financial performance. The Company’s calculations of EBITDA may be different from the calculations used by other companies and therefore comparability may be limited.

About Excelligence Learning Corporation

Excelligence Learning Corporation is a developer, manufacturer and retailer of educational products to child care programs, preschools, elementary schools and consumers. The Company serves early childhood professionals, educators, and parents by providing quality educational products and programs for children from infancy to 12 years of age. With proprietary product offerings and a multi-channel distribution strategy, the Company helps to further children’s education and to reinforce the connection between children’s learning at school and at home. The Company is composed of two business segments, Early Childhood and Elementary School. Through its Early

Childhood segment, the Company develops, markets and sells educational products through multiple distribution channels to early childhood professionals and parents. Through its Elementary School segment, the Company sells school supplies and other products specifically targeted for use by children in kindergarten through sixth grade to elementary schools, teachers and other education organizations. These products are then resold as a fundraising device for the benefit of a particular school. Excelligence Learning Corporation’s headquarters is in Monterey, California and its website is www.excelligencelearning.com.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A “SAFE HARBOR” FOR FORWARD-LOOKING STATEMENTS. CERTAIN INFORMATION INCLUDED IN THIS PRESS RELEASE (AS WELL AS INFORMATION INCLUDED IN ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY EXCELLIGENCE, ITS DIRECTORS AND/OR ITS EXECUTIVE OFFICERS) CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING, INCLUDING FULL YEAR 2003 EXPECTATIONS, FINANCIAL PROJECTIONS, SUCH AS PROJECTIONS OF REVENUE, STATEMENTS OF MANAGEMENT’S PLANS, OBJECTIVES OR EXPECTATIONS, INFORMATION REGARDING NEW PRODUCTS OR SERVICES, STATEMENTS OF BELIEF AND OTHER MATTERS RELATING TO EXPECTATIONS AND STRATEGIES REGARDING THE FUTURE. ALTHOUGH EXCELLIGENCE BELIEVES THAT THE CURRENT EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, SUCH FORWARD-LOOKING INFORMATION INVOLVES IMPORTANT RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ANTICIPATED RESULTS AND THERE CAN BE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ACHIEVED. ACCORDINGLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY EXCELLIGENCE. CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXCELLIGENCE’S EXPECTATIONS ARE SET FORTH AS RISK FACTORS IN THE COMPANY’S SECURITIES AND EXCHANGE COMMISSION REPORTS AND FILINGS, INCLUDING THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 AND QUARTERLY REPORTS ON FORM 10-Q. THESE FILINGS MAY BE VIEWED FREE OF CHARGE AT WWW.SEC.GOV.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited—in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues	$50,951	$46,264	$92,014	$83,929
Cost of goods sold	32,297	29,048	58,500	52,836

Gross Profit	18,654	17,216	33,514	31,093
Operating expenses:
Selling, general and administrative	9,711	8,694	25,733	24,659
Amortization of other intangible assets	71	72	218	216

Income from operations	8,872	8,450	7,563	6,218
Net interest and other expense	330	129	464	376

Net income before income taxes	8,542	8,321	7,099	5,842
Income tax expense	694	2,395	79	2,395

Net income	$7,848	$5,926	$7,020	$3,447

Net Income Per Share Calculation:
Net income per share—basic	$0.92	$0.71	$0.83	$0.41

Net income per share—diluted	$0.84	$0.69	$0.77	$0.40

Weighted average shares used in computing net income per share—basic	8,545,683	8,367,073	8,508,321	8,365,208
Weighted average shares used in computing net income per share—diluted	9,300,615	8,560,457	9,119,281	8,534,951

Segment Information and Reconciliation of Net Income (Loss) to EBITDA (unaudited—in thousands):

	Early Childhood		Elementary School		Consolidated
	Three Months Ended September 30,
	2003	2002	2003	2002	2003	2002
Net revenues	$28,171	$24,942	$22,780	$21,322	$50,951	$46,264

Net income	$4,729	$136	$3,119	$5,790	$7,848	$5,926
Net interest	114	134	—	(4)	114	130
Income taxes	(1,678)	2,395	2,372	—	694	2,395
Depreciation and amortization	288	301	144	99	432	400

EBITDA	$3,453	$2,966	$5,635	$5,885	$9,088	$8,851

	Early Childhood		Elementary School		Consolidated
	Nine Months Ended September 30,
	2003	2002	2003	2002	2003	2002
Net revenues	$62,578	$55,246	$29,436	$28,683	$92,014	$83,929

Net income (loss)	$5,053	$(1,354)	$1,967	$4,801	$7,020	$3,447
Net interest	248	391	—	(14)	248	377
Income taxes	(1,437)	2,395	1,516	—	79	2,395
Depreciation and amortization	869	877	403	288	1,272	1,165

EBITDA	$4,733	$2,309	$3,886	$5,075	$8,619	$7,384

Note 1: Excelligence Learning Corporation's supplemental profit measure is EBITDA, which is calculated by adding back to net income (loss): net interest, income taxes, depreciation and amortization.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and share amounts)

(Unaudited)

	September 30, 2003	December 31, 2002*
ASSETS
Current assets:
Cash and cash equivalents	$3,493	$2,713
Accounts receivable, net	15,912	5,018
Inventories	15,302	13,938
Prepaid expenses and other current assets	3,285	2,701
Deferred income taxes	1,511	1,672

Total current assets	39,503	26,042

Property and equipment, net	4,289	4,305
Deferred income taxes	3,851	1,998
Other assets	846	1,046
Goodwill	5,878	4,701
Other intangible assets, net	980	1,084

Total assets	$55,347	$39,176

LIABILITIES, REDEEMABLE SECURITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,378	$3,524
Accrued expenses	3,947	4,297
Income tax liabilities	1,965	216
Other liabilities	535	529

Total current liabilities	16,825	8,566

Redeemable common shares	400	—

Common stock, $0.01 par value; 15,000,000 shares authorized; 8,480,248 and 8,401,914 issued and outstanding at September 30, 2003 and December 31, 2002, respectively	85	84
Additional paid-in capital	62,274	62,206
Deferred stock compensation	(1,059)	(1,482)
Accumulated deficit	(23,178)	(30,198)

Total stockholders’ equity	38,122	30,610

Total liabilities, redeemable securities and stockholders’ equity	$55,347	$39,176

* Derived from audited consolidated financial statements filed in the Company’s 2002 Annual Report on Form 10-K.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited—in thousands)

	Nine Months Ended September 30,
	2003	2002
Cash flows from operating activities:
Net income	$7,020	$3,447
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,272	1,165
Provision for losses on accounts receivable	197	206
Equity-based compensation	423	429
Deferred income taxes	(1,692)	2,395
Changes in operating assets and liabilities, net of assets and liabilities assumed in acquisition:
Accounts receivable	(11,091)	(9,546)
Inventories	(1,364)	4,799
Prepaid expenses and other current assets	(584)	263
Other assets	200	51
Accounts payable	6,854	6,440
Accrued expenses	(350)	(659)
Income tax related liabilities	1,749	—
Other current liabilities	6	71

Net cash provided by operating activities	2,640	9,061

Cash flows from investing activities:
Purchase of property and equipment	(1,038)	(789)
Receivable from related party	—	139
Acquisition of Marketing Logistics, Inc.	(891)	—

Net cash used in investing activities	(1,929)	(650)

Cash flows from financing activities:
Borrowings on line of credit	72,671	78,229
Principal payments on line of credit	(72,671)	(83,818)
Issuance of equity—net of fees	69	8
Principal payments on notes payable	—	(14)

Net cash provided by/used in financing activities	69	(5,595)

Net increase in cash and cash equivalents	780	2,816
Cash and cash equivalents at beginning of period	2,713	1,623

Cash and cash equivalents at end of period	$3,493	$4,439

Supplemental disclosures of cash flow information:
Issuance of redeemable common shares in acquisition	$400	$—

Cash payments during the period:
Cash paid for interest	$257	$766

Cash paid for taxes	$179	$102